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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  May 24, 2002
                                 Date of Report
                        (Date of Earliest Event Reported)

                                    PSA, INC.
             (Exact Name of Registrant as Specified in its Charter)

                      5777 W. Century Boulevard, Suite 1188
                          Los Angeles, California 90045
                    (Address of principal executive offices)

                                  310/743-7500
                                310/743-7504(fax)
                         (Registrant's telephone number)


        NEVADA                     000-29627                     88-0212662
(State of incorporation)    (Commission File Number)          (I.R.S. Employer
                                                             Identification No.)

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Due to the general economic conditions, the current circumstances in the securities market and the present financial condition of the Company, the Board of Directors approved the dismissal of its auditing firm, Grassi & Company CPAs, P.C. and retained Weinick, Sanders, Leventhal & Company, LLP as its auditor, effective May 24, 2002.

         The prior accountant's report on the financial statements for either of the past two years contained no adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles, except for the year ending December 31, 2000 regarding the uncertainties of Company's ability to continue as a going concern and the outcome of litigation in which the Company is a defendant.

         There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         Weinick, Sanders, Leventhal & Company, LLP, the Company's new accountant, has been engaged as its principal accountant to audit the Company's consolidated financial statements for the year ending December 31, 2001 and review the interim reporting periods for the year 2002. The principal accountant will conduct the audit in accordance with generally accepted auditing standards. Those standards require that the accountant plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.


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ITEM 7. EXHIBITS

4.1      REGISTRANT REQUEST LETTER TO GRASSI & CO., DATED JUNE 27, 2002
4.2      GRASSI & CO. LETTER TO SEC, DATED ________




                                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     PSA, Inc.


                                                     By /s/ Robert E. Root
                                                     Executive Vice President
          Date: June 27, 2002